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                                                                       Exhibit 5



                    Skadden, Arps, Slate, Meagher & Flom LLP
                                919 Third Avenue
                            New York, New York 10022


                                  July 1, 1999


Salomon Smith Barney Holdings Inc.
TARGETS Trust I
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York  10013

            Re:   Salomon Smith Barney Holdings Inc.
                  TARGETS Trust I
                  Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to (1) TARGETS Trust I (the "Trust"), a statutory business trust formed under the laws of the State of Delaware, and (2) Salomon Smith Barney Holdings Inc. (the "Company"), a New York corporation, which is the successor to Salomon Smith Barney Holdings Inc., a Delaware corporation ("Old SSBH"), following a statutory merger effective as of the date hereof, in connection with the preparation of Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-45529), to be filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof (such Registration Statement, as so amended, the "Registration Statement"). The Registration Statement relates to the sale from time to time in connection with market-making transactions of
(i) 1,451,871 Targeted Growth Enhanced Terms Securities With Respect to the Common Stock of Cisco Systems, Inc. Due on August 15, 2000 ("TARGETS") of the Trust, (ii) certain securities (the "Forward Contract Securities") representing interests in a forward contract
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
July 1, 1999
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(the "Forward Contract") of the Company which were issued pursuant to an indenture, dated as of June 12, 1998, between Old SSBH and The Chase Manhattan Bank, as trustee (the "Trustee"), as amended and supplemented by a First Supplemental Indenture, dated as of the date hereof (the "First Supplemental Indenture"), between the Company and the Trustee (such indenture, as so amended and so supplemented, the "Indenture"), and (iii) a guarantee of the Company with respect to the TARGETS (the "Guarantee"). The TARGETS, the Forward Contract Securities and the Guarantee are collectively referred to herein as the "Securities."

            The TARGETS were originally issued pursuant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), dated June 12, 1998, among Old SSBH, as sponsor and as the issuer of the Forward Contract Securities, Chase Manhattan Bank Delaware, as Delaware trustee, The Chase Manhattan Bank, as institutional trustee (the "Institutional Trustee"), and Charles W. Scharf and Michael J. Day, as regular trustees.

            This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the certificate of trust of the Trust (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on January 30, 1998; (iii) an executed copy of the Underwriting Agreement, dated June 8, 1998, among the Trust, Old SSBH and Smith Barney Inc. as underwriter; (iv) a Cross-Receipt dated June 12, 1998, acknowledging receipt of payment by the underwriter for the TARGETS; (v) an executed copy of the Declaration (including the designation of terms of the TARGETS annexed thereto);
(vi) the global certificate evidencing the TARGETS; (vii) an executed copy of the Guarantee Agreement, dated June
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
July 1, 1999
Page 3


12, 1998, between Old SSBH and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee Trustee"), between the Company and the Guarantee Trustee (the "Guarantee Agreement"); (viii) the Notice to Trustee Regarding Merger in connection with the Declaration and the Guarantee Agreement, dated the date hereof; (ix) the certificates evidencing the Forward Contract Securities;
(x) an executed copy of the Indenture; (xi) the Restated Certificate of Incorporation of the Company, as amended to date; (xii) the By-laws of the Company currently in effect; (xiii) the Agreement and Plan of Merger between Old SSBH and the Company, dated as of the date hereof; (xiv) an executed copy of the Certificate of Merger of Old SSBH into the Company under Section 904 of the Business Corporation Law filed with the Department of State of the State of New York on the date hereof; (xv) an executed copy of the Officers' Certificate, dated the date hereof, delivered pursuant to Section 701(3) of the Indenture attached as Annex A hereto (the "Officers' Certificate"); (xvi) certain resolutions adopted by the Board of Directors of Old SSBH and the Executive Committee thereof; and (xvii) certain resolutions adopted by the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Trust, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
July 1, 1999
Page 4


binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others. In addition, we have assumed the accuracy of the statements made in the Officers' Certificate.

            Members of our firm are admitted to the bar in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction.

            Based on the foregoing and subject to the qualifications, assumptions, exceptions and limitations set forth herein, we are of the opinion that:

            1. The TARGETS have been duly authorized, and are validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust and the holders of the TARGETS are entitled to the same limitation on personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the TARGETS may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of TARGETS and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

            2. The Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
July 1, 1999
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equity).

            3. The Forward Contract Securities are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            In rendering the opinions set forth in paragraphs 2 and 3 above, we have assumed that the execution and delivery by the Company of the Indenture (including the First Supplemental Indenture), the Guarantee Agreement and the Forward Contract Securities, and the performance of its obligations thereunder did not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Company's Amended and Restated Certificate of Incorporation or By-laws), (ii) any law, rule, or regulation to which the Company or any of its properties is subject (except that we do not make the assumption set forth in this clause (ii) with respect to those laws, rules and regulations (other than securities and antifraud laws) of the State of New York which, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, the Guarantee and the Forward Contract Securities, but without our having made any special investigation concerning any other laws, rules or regulations), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

            We hereby consent to the filing of this opinion
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Salomon Smith Barney Holdings Inc.
TARGETS Trust I
July 1, 1999
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with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of the facts stated or assumed herein or any subsequent changes in applicable law.

                                    Very truly yours,

                                /s/ Skadden, Arps, Slate,
                                    Meagher & Flom LLP